Exhibit 99.1

Unicycive Therapeutics Regains Compliance with Nasdaq Minimum Bid Price Requirement

--Nasdaq compliance follows reverse stock split previously announced on June 17, 2025

LOS ALTOS, Calif., July 8, 2025 – Unicycive Therapeutics, Inc. (“Unicycive” or the “Company”) (Nasdaq: UNCY), a clinical-stage biotechnology company developing therapies for patients with kidney disease, today announced it has regained compliance with the Nasdaq Stock Market (“Nasdaq”) continued listing standard for minimum share price under Rule 5550(a)(2) of the Nasdaq Listing Qualifications. This update was disclosed in the Company’s Current Report on Form 8-K filed on July 8, 2025.

On July 7, 2025, the Company received confirmation from the Listing Qualifications Department of Nasdaq that as of July 3, 2025 the Company’s common stock has maintained an average closing share price of at least $1.00 immediately following the Company’s 1:10 reverse stock split that became effective on June 20, 2025 The Company’s shares are no longer considered to be below the minimum bid price requirement of Rule 5550(a)(2), and as a result the Company has regained compliance with the Nasdaq continued listing standard. Nasdaq now considers this matter closed.

About Unicycive Therapeutics

Unicycive Therapeutics is a biotechnology company developing novel treatments for kidney diseases. Unicycive’s lead investigational treatment is oxylanthanum carbonate, a novel phosphate binding agent currently under review by the U.S. Food and Drug Administration (FDA) for the treatment of hyperphosphatemia in patients with chronic kidney disease who are on dialysis. Unicycive’s second investigational treatment UNI-494 is intended for the treatment of conditions related to acute kidney injury. It has been granted orphan drug designation (ODD) by the FDA for the prevention of Delayed Graft Function (DGF) in kidney transplant patients and has completed a Phase 1 dose-ranging safety study in healthy volunteers. For more information, please visit Unicycive.com and follow us on LinkedIn and X.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Unicycive’s expectations, strategy, plans or intentions. These forward-looking statements are based on Unicycive's current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; risks related to business interruptions, which could seriously harm our financial condition and increase our costs and expenses; dependence on key personnel; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Unicycive’s Annual Report on Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Unicycive specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

Kevin Gardner
LifeSci Advisors
kgardner@lifesciadvisors.com

Media Contact:

Rachel Visi

Real Chemistry

redery@realchemistry.com